SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (this “Agreement”) is made and entered into as of April 11, 2005 by and between CMKXTREME, Inc., a Nevada corporation (“Lender”), and JOHN S. WOODWARD, an individual (“Woodward”).

Factual Background

A.        Lender is a secured creditor of CRYSTALIX GROUP INTERNATIONAL, INC., a Nevada corporation (“Borrower”), and has extended loans and other financial accommodations in the amount of Two Million Dollars ($2,000,00.00), to Borrower pursuant to that certain Convertible Promissory Note, dated September 23, 2004, as amended and restated by Amended and Restated Convertible Promissory Note of even date herewith (the “Lender Note”), and the additional documents executed in connection therewith (collectively, the “Original Lender Agreements”).

B.         In order to secure the obligations of Borrower owing to Lender under the Original Lender Agreements, and to induce Lender to amend and restate the Lender Note, Lender and Borrower have entered into that certain Security Agreement, of even date herewith (the “Security Agreement”).

C.        Woodward has entered into that certain security agreement with Borrower, dated December 22, 2002 (the “Woodward Security Agreement”), granting Woodward a security interest (the “Woodward Note”) which secures that certain Amended and Restated Convertible Promissory Note payable to Woodward, dated July 21, 2004, in the amount of One Million Eight Hundred Twenty-Four Thousand Dollars ($1,824,000.00) (the “Woodward Security Interest”). The Woodward Security Interest covers certain assets of Borrower (the “Collateral”), as described in the Woodward Security Agreement.

D.        Woodward desires to subordinate any liens and security interest which it may have in the Collateral to the liens and security interest of Lender in the Collateral.

Agreement

NOW, THEREFORE, in consideration of Woodward consenting to the subordination of its liens and security interest in the Collateral to Lender’s liens and security interest in the Collateral, and in consideration of Lender amending and restating the Lender Note to the benefit of Borrower, Lender and Woodward agree as follows:

1.         Definition of Obligations. The term “Obligations” is used in this Agreement in its broadest and most comprehensive sense and shall mean all present and future indebtedness of Borrower which may be, from time to time, directly or indirectly, incurred by Borrower, including interest (including any interest which, but for the application of the provisions of the Federal Bankruptcy Code, would have accrued on such amounts), principal, costs and other charges, and all claims, rights, causes of action, judgments, decrees, remedies, security interests

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or other obligations of any kind whatsoever and howsoever arising, whether voluntary, involuntary, absolute, contingent or by operation of law.

The term “Lender Obligation” is used in this Agreement to refer to those Obligations of Borrower owing to Lender under the Lender Agreements and limited to a maximum principal amount of Two Million Dollars ($2,000,000.00) (plus interest thereon and fees and costs in connection therewith), reduced upon the sale or disposition of any Collateral subject to a Woodward Lien (as defined below) by the amount of the net proceeds of such sale or disposition that are received by Lender.

2.             Subordination of Woodward Liens and Security Interests. All liens and security interests presently existing or hereafter obtained by Woodward (“Woodward Liens”) in any of the Collateral to secure any Obligations now or hereafter owed by Borrower to Woodward (“Woodward Obligations”) are hereby subordinated to any and all liens and security interests now or hereafter obtained by Lender (“Lender Liens”) in the Collateral to secure the Lender Obligations. The priority established by this Agreement shall be binding upon Lender and Woodward notwithstanding the time of attachment or perfection of the priority of, or the avoidance of either the Lender Liens or the Woodward Liens.

3.             Limitations on Woodward’s Actions. As long as any of the Lender Obligations remains unpaid, in whole or in part, Woodward agrees to provide to Lender by Certified Mail a copy of any notice to Borrower of any default by Borrower in the payment of any of the Woodward Obligations (a “Payment Default”). Woodward agrees that it will not enforce or apply any Woodward Liens, notify any of Borrower’s account debtors of the Woodward Liens or attempt to collect on any accounts or general intangibles, or in any other manner interfere with the Lender Liens (collectively, “Woodward Lien Enforcement”) prior to the thirtieth (30th) day following Lender’s receipt of notice of a Payment Default or, if prior to such date Lender shall have commenced to exercise and has continued diligently to pursue its contractual, judicial, equitable or other remedies with respect to the Collateral, then Woodward agrees not to initiate any Woodward Lien Enforcement until such actions by Lender have been completed or the Lender Obligations have been repaid in full.

4.             Woodward’s Waivers. Woodward agrees that Lender shall have absolute power and discretion, without notice to Woodward, to deal in any manner with the Lender Obligations, the Lender Liens and the Collateral including, but not by way of limitation, release, surrender, extension, renewals, acceleration, compromise or substitution. Woodward hereby waives and agrees not to assert against Lender any rights which a guarantor or surety could exercise, but nothing in this Agreement shall constitute Woodward a guarantor or surety. Woodward hereby waives the right, if any, to require Lender to marshal or otherwise require Lender to proceed to dispose of or foreclose upon the Collateral in any manner or order.

5.             Continuing Nature of this Agreement. If, at any time hereafter, Lender shall, in its own judgment, determine to discontinue the extension of credit to or on behalf of Borrower, Lender may do so. This Agreement, the obligations of Woodward owing to Lender and Lender’s rights and privileges hereunder shall continue in full force and effect and it shall not be cancelled or otherwise rendered ineffective until payment in full of all of the Lender obligations, notwithstanding any action or inaction by Lender with respect thereto or with respect to any

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collateral therefor or any guaranties thereof. Subject to the terms of Paragraph 1 above, all rights, powers and remedies hereunder shall apply to all past, present and future Lender Obligations, including under successive transactions which may continue, renew, increase, decrease or from time to time create new Lender Obligations.

6.             Woodward to Receive Payments, etc. in Trust. Except as otherwise expressly agreed to herein, if Woodward shall receive any collections on any accounts or general intangibles or proceeds from the disposition of any Collateral during the “standstill” period set forth in Paragraph 3 of this Agreement, such payment or property shall be received by Woodward in trust for Lender and shall immediately be delivered and transferred to Lender.

7.             Financial Condition of Borrower. Woodward represents and warrants to Lender that Woodward is currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of non-payment of the Lender Obligations. Woodward further represents and warrants to Lender that Woodward has read and understands the terms and conditions of the Lender Agreements. Woodward hereby agrees that any failure on its part to continue to keep informed of Borrower’s financial condition and of all other circumstances which bear upon the risk of non-payment or non-performance of the Lender Obligations shall not constitute a defense to Woodward’s obligations hereunder, and Woodward waives any requirement on the part of Lender to keep Woodward informed of any such circumstances.

8.             Assignees, etc. This Agreement shall be binding upon the successors and assigns of Woodward and shall inure to the benefit of Lender’s successors and assigns.

9.             Choice of Law. The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by and construed in accordance with the laws of the State of Nevada.

10.           Collection Costs; Attorneys’ Fees. In the event it becomes necessary for any party to commence any proceedings or actions to enforce the provisions of this Agreement, the court or body before which the same shall be tried shall award to the prevailing party all costs and expenses thereof including, but not limited to, reasonable attorneys’ fees, the usual and customary and lawfully recoverable court costs and all other expenses in connection therewith.

11.           Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, WOODWARD EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE DEALINGS OF WOODWARD AND LENDER WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, WOODWARD HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT LENDER MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER

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TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF WOODWARD TO THE WAIVER OF HIS RIGHT TO TRIAL BY JURY.

12.           Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be the original and all of which shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

LENDER: CMKXTREME, Inc., a Nevada corporation By: Urban Casavant, President John S. Woodward

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